UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported)
                          June 7, 2005 (June 2, 2005)
                                  ____________

                          DIALYSIS CORPORATION OF AMERICA
               (Exact name of registrant as specified in its charter)

          Florida                      0-8527             59-1757642
(State or other jurisdiction         (Commission         (IRS Employer
      of incorporation)              File Number)       Identification No.)

     1302 Concourse Drive, Suite 204, Linthicum, MD          21090
        (Address of principal executive offices)           (Zip Code)

      Registrant's telephone number, including area code: (410) 694-0500

                               Not Applicable
    (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

     On June 2, 2005, Dialysis Corporation of America (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with its parent company, Medicore, Inc. ("Medicore") which owns 4,821,244 shares (approximately 56%) of the Company. The Merger Agreement provides for, among other things, the merger of Medicore with and into the Company. Under the terms of the Merger Agreement, upon consummation of the merger, each share of Medicore common stock will be converted into the right to receive .68 of a share of the Company, and the Company will issue an aggregate maximum of 5,289,332 shares of its common stock to the Medicore shareholders, assuming prior to completion of the merger, all outstanding Medicore options are exercised, Medicore shareholders ratify Thomas K. Langbein's (Chairman of the Board of the Company and Medicore, and Medicore's President and CEO) share election under the terms of his employment agreement with Medicore, and there are no Medicore dissenting shareholders. The 4,821,244 shares of the Company owned by Medicore will be retired and returned to the Company's authorized capital. Accordingly, based on the assumptions above, there will be a net issuance by the Company for the merger with Medicore of approximately 468,000 shares, resulting in a total of approximately 9,130,000 Company shares outstanding. Each of the Company and Medicore is a Florida corporation, and the board of directors and officers of the Company, as the surviving corporation, will continue unchanged. The Company and Medicore believe the merger will qualify as a tax free reorganization for federal income tax purposes, and Medicore has received a legal opinion from outside tax counsel with respect to this matter.

     On June 3, 2005, the Company filed a registration statement on Form S-4 (File No. 333-125515) ("Registration Statement") with the Securities and Exchange Commission ("SEC") with respect to the issuance of its shares in the merger. The Registration Statement includes the Company's information statement relating to its annual meeting of shareholders, as well as Medicore's proxy statement relating to its annual meeting of shareholders, seeking shareholder approval of certain matters, including the adoption of the Merger Agreement.

     The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Appendix A to the proxy statement/prospectus forming a part of the aforementioned Registration Statement filed with the SEC. The tax opinion provided to Medicore referred to above has been filed as Exhibit 8.1 to the Company's Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DIALYSIS CORPORATION OF AMERICA

                                       /s/ Stephen W. Everett
                                    By______________________________
                                       STEPHEN W. EVERETT
                                       President and Chief Executive Officer

Dated:  June 7, 2005